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                           REVOLVING PROMISSORY NOTE
                             (FIXED 12% INTEREST)


Up to $5,000,000.00                                             October 29, 1997

                                                            Salt Lake City, Utah

     On December 31, 1999, the undersigned, Renaissance Golf Products, Inc., a Delaware corporation, and John B. Hewlett, an individual, jointly and severally (collectively referred to as "Borrower"), promise to pay to the order of AKA Charitable Remainder Unitrust #1 ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of Five Million Dollars ($5,000,000.00), or so much thereof as may be advanced and outstanding, in accordance with the terms of the Loan Agreement between Borrower and Lender dated October 29, 1997, with interest thereon to be computed on each advance from the date of its disbursement at a rate computed on the basis of a 360-day year, actual days elapsed, equal to twelve percent (12%) per year.

     All or any portion of the principal of this Note may be borrowed, repaid and reborrowed from time to time prior to maturity, provided at the time of any borrowing no Event of Default (as herein defined) exists, and provided further that the total borrowings outstanding at any one time shall not exceed the principal amount stated above. Each borrowing and repayment hereunder shall be noted in the books and records of Lender. The excess of borrowings over repayments shall evidence the principal balance due hereon from time to time and at any time. Borrowings hereunder shall be conclusively presumed to have been made to or for the benefit of Borrower when made as noted in such books and records.

     Interest accrued on this Note shall be payable in arrears on the tenth
(10th)  day of each month, commencing November 10, 1997.

     The occurrence of any of the following with respect to Borrower shall constitute an "Event of Default" hereunder:

  1. The failure to make any payment of principal or interest when due under this Note;

  2. The filing of a petition by or against any of such parties under any provisions of the Bankruptcy Code;

  3. The appointment of a receiver or an assignee for the benefit of creditors;

  4. The commencement of dissolution or liquidation proceedings or the disqualification of any such parties which is a corporation, partnership, joint venture or any other type of entity;

  5. The death or incapacity of any of such parties who is an individual;

  6. Any financial statement provided by or on behalf any such parties to Lender is false or misleading;

  7. Any material default in the payment or performance of any obligation, or any default under any provisions of any contract or instrument pursuant to which any of such parties has incurred any obligation for borrowed money, any purchase obligation or any other liability of any kind to any person or entity, including Lender;

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  8. Any sale or transfer of all or a substantial or material part of the assets of any of such parties other than in the ordinary course of business; or

  9. Any violation, breach or default under any letter agreement, security agreement, or any other contract or instrument executed in connection with this Note or securing this Note.

     Upon the occurrence of any Event of Default and upon ten (10) days written notice thereof to Borrower without cure of the Event of Default within ten (10) days of such notice, Lender, at its option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor all of which are expressly waived by Borrower, and Lender shall have no obligation to make any further advances hereunder. Borrower agrees to pay all costs and expenses, including reasonable attorneys' fees, expended or incurred by Lender in connection with the enforcement of this Note or the collection of any sums due hereunder and irrespective of whether suit is filed. Any principal or interest not paid when due hereunder shall bear an additional cost equal to four percent (4%) per month of the total overdue payment amount from and after the due date, until such overdue amount has been paid in full.

     This Note and all matters relating thereto, shall be governed by the laws of the State of Utah.


                                              "BORROWER"

                                              RENAISSANCE GOLF PRODUCTS, INC.



                                              By: /s/ John B. Hewlett
                                                 ____________________________
                                                 JOHN B. HEWLETT, CHAIRMAN


                                              /s/ John B. Hewlett
                                              _______________________________
                                              JOHN B. HEWLETT

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